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                                 August 20, 2002


Viant Corporation
89 South Street
Boston, Massachusetts 02111

Ladies and Gentlemen:

     We have acted as counsel to Viant Corporation, a Delaware corporation ("Viant"), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002, as amended (the "Agreement"), by and among divine, inc., a Delaware corporation ("divine"), DVC Acquisition Company, a Delaware corporation and direct wholly-owned subsidiary of divine ("Merger Sub") and Viant. Pursuant to the Agreement, Merger Sub will merge with and into Viant (the "Merger"), and the separate corporate existence of Merger Sub will cease. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of divine, which includes the Joint Proxy Statement/Prospectus relating to the Merger (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Agreement, and that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Viant and divine in the Agreement or the Proxy Statement/Prospectus, (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by Viant and divine and (iv) that any such statements, representations or warranties made "to the knowledge" or based on the belief of Viant or divine or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

     Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences," subject to the limitations and qualifications referred to therein, represents our opinion. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Merger or the cash distribution or that contrary positions may not be taken by the Internal Revenue Service.


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Viant Corporation
August 20, 2002
Page 2




         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger and the cash distribution, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       /s/  WILSON SONSINI GOODRICH & ROSATI
                                       -------------------------------------
                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation